EXHIBIT 5

                              ROBERT BRANTL, ESQ.
                              322 Fourth Street
                              Brooklyn, NY 11215
                                 718-768-6045

December 14, 2005

Leisure Direct, Inc.
1070 Commerce Drive
Building II, Suite 303
Perrysburg, OH 43551

Gentlemen:

With reference to the Registration Statement on Form S-8 which Leisure Direct, Inc. proposes to file with the Securities and Exchange Commission registering 2,500,000 common shares which may be offered and sold by Leisure Direct, Inc. under the 2005 Equity Incentive Plan (the "Shares"), I am of the opinion that all proper corporate proceedings have been taken so that the Shares, upon sale and payment therefor in accordance with the Plan, will be legally issued, fully paid, and nonassessable.

I hereby consent to the filing of this opinion with the Securities and Exchange Commission in connection with the Registration Statement referred to above and to the reference to me in the prospectus under the heading "Interests of Named Experts and Counsel."

                                          Yours,


                                          /s/ Robert Brantl
                                          --------------------
                                          Robert Brantl